UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2021

CURRENCYWORKS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55049	27-3098487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Oakland Hills Court, Fairfield, California 94534

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 424.570.9446

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Nil	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of August 20, 2021, we entered into a services agreement with Fogdog Energy Solutions Inc., whereby Fogdog will provide us with free of charge access to the electricity power generated from any clean electricity power generation thermal units built and operated by Fogdog in Canada or the United States of America for a period of five (5) years from the date that we provide an advance of $850,000 to Fogdog pursuant to a loan agreement with Fogdog dated August 20, 2021, provided that we are using such power to develop and operate cryptocurrency mining operations. We have agreed to grant to Fogdog share purchase warrants to acquire up to 250,000 common shares of our company with the exercise price equal to the market price of the common shares of our company on the day prior to the grant of the warrants. The warrants will vest and become exercisable upon repayment in full of the loan and will expire within five years from the date of issue.

The loan bears interest at the rate of ten percent per annum, calculated daily, not in advance, as well after as before maturity, default and judgment on the basis of a 365 (or in the case of a leap year 366) day year based on the actual number of days elapsed, on a nominal rate basis and without allowance or deduction for deemed re-investment or otherwise with respect to any amounts from time to time paid to our company on account of interest under the loan.

On the date that is 365 days after the date of advance, Fogdog will pay to our company an amount equal to the first year of accrued and unpaid interest on all principal amounts outstanding on the loan. Commencing on the date that is 365 days after the date of advance, on the first day of each month Fogdog agrees to pay to our company an equal monthly payment of principal (in the amount amortized over five (5) years) and a monthly payment of interest on such principal amount. Unless demanded or otherwise due earlier, all obligations are due and payable on August 20, 2027.

The loan is secured by a general security agreement dated August 20, 2021 between our company and Fogdog.

We issued securities to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

Our chief financial officer, secretary and treasurer, Swapan Kakumanu, is a director, chief financial officer and a shareholder of Fogdog.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this current report on Form 8-K is responsive to this item.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this current report on Form 8-K is responsive to this item.

Item 7.01 Regulation FD Disclosure.

A news release dated August 24, 2021 is furnished herewith.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this current report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Services Agreement with Fogdog Energy Solutions Inc. dated August 20, 2021.

10.2	Loan Agreement with Fogdog Energy Solutions Inc. dated August 20, 2021.

10.3	General Security Agreement with Fogdog Solutions Inc. dated August 20, 2021.

99.1	News Release dated August 24, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURRENCYWORKS INC.

/s/ Bruce Elliott
Bruce Elliott
President

August 24, 2021